Exhibit 99.1

For Immediate Release

November 20, 2006

AVANTAIR CONTINUES TO EXPAND PIAGGIO AVANTI FLEET

FIVE AIRCRAFT RECEIVED IN PAST TWO MONTHS

Clearwater, Florida (November 20th, 2006) - Avantair, the exclusive provider of fractional aircraft shares in the Avanti P.180 aircraft, announced it took delivery of another Avanti II, its fifth delivery since September. Its fleet now comprises 29 aircraft. The company anticipates operating a fleet of approximately 40 aircraft by the end of FY2007.

On October 2, 2006, Avantair announced that it had signed a definitive agreement to be acquired by publicly-traded Ardent Acquisition Corp. (OTCBB: AACQ, AACQU, AACQW). Upon consummation of the acquisition, Ardent will change its name to “Avantair” and will apply for a NASDAQ listing. The transaction is expected to close in the first quarter of 2007.

About Avantair

Headquartered in Clearwater, FL, Avantair Inc. is the exclusive North American provider of fractional aircraft shares in the Piaggio Avanti P.180 aircraft. Avantair is the fifth largest company in the North American fractional aircraft industry and the only standalone fractional operator. The company currently manages a fleet of 29 planes with another 54 Piaggio Avanti IIs on order. It also recently announced an order of 20 Embraer Phenom 100s. With operations in 5 states and approximately 250 employees, Avantair offers private travel solutions for individuals and companies at a fraction of the cost of whole aircraft ownership.

ABOUT ARDENT ACQUISITION CORP.

Ardent Acquisition Corp. was formed on September 14, 2004 to serve as a vehicle to effect a business combination with an operating business. Ardent consummated its initial public offering on March 2, 2005, generating gross proceeds of $41.4 million from the sale of 6.9 million units, including the full exercise of the underwriters’ over-allotment option. Each unit was comprised of one share of Ardent common stock and two warrants, each with an exercise price of $5.00. As of September 30, 2006, Ardent held approximately $38.2 million in a trust account maintained by an independent trustee, which will be released to Ardent upon the consummation of the business combination.

FORWARD LOOKING STATEMENTS

This press release, and other statements that Ardent may make, including statements about the benefits of the transaction with Avantair, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Ardent’s and Avantair’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Ardent cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Ardent assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Ardent’s filings with the Securities and Exchange Commission (SEC) and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company’s products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition as well as other relevant risks detailed in Ardent’s filings with the Securities and Exchange Commission, including its report on Form 10-QSB for the period ended September 30, 2006. The information set forth herein should be read in light of such risks. Neither Ardent nor Avantair assumes any obligation to update the information contained in this press release.

Ardent’s prospectus and subsequent filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

ADDITIONAL INFORMATION

Ardent filed a preliminary proxy statement with the SEC on Schedule 14A in connection with the proposed transaction. STOCKHOLDERS OF ARDENT AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, ARDENT’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, at the SEC’s Internet site http://www.sec.gov or by directing a request to Ardent Acquisition Corp. at 1415 Kellum Place, Suite 205, Garden City, NY 11530. As a result of the review by the SEC of the proxy statement, Ardent may be required to make changes to its description of the acquired business or other financial or statistical information contained in the proxy statement.

Such persons can also read Ardent’s final prospectus, dated February 24, 2005, for a description of the security holdings of the Ardent officers and directors and of EarlyBirdCapital, Inc. (“EBC”), the underwriters of Ardent’s initial public offering consummated on March 2, 2005, and their respective interests in the successful consummation of this business combination.

For more information, contact:

Devlin Lander

Integrated Corporate Relations

415.292.6855

Or

Heather Dynes

973.809.6699

hdynes@avantair.com

avantair.com